Exhibit 23.1




                         Independent Auditor's Consent



     We consent to the incorporation by reference in this Registration Statement of NetIQ Corporation on Form S-8 of our reports dated July 17, 2000, appearing in the Annual Report on Form 10-K of NetIQ Corporation for the year ended June 30, 2000.

/s/   DELOITTE & TOUCHE LLP

San Jose, California
April 11, 2001